Exhibit 10.5

EXECUTION VERSION

MASTER PARTICIPATION AGREEMENT

TRANSACTION SPECIFIC TERMS

THIS MASTER PARTICIPATION AGREEMENT is dated as of the Agreement Date set forth below and entered into by and between Seller and Buyer to govern the purchase and sale of the Participation in the Loans, the commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of December 1, 2021 (the “Standard Terms”). The Standard Terms are incorporated herein by reference without any modification whatsoever except as otherwise agreed herein by the Parties and as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through I below. The Standard Terms and the Transaction Specific Terms set forth herein (the “Transaction Specific Terms”) together constitute a single integrated Participation Agreement for Par/Near Par Trades governing the Transaction (the Standard Terms and the Transaction Specific Terms, collectively, this “Agreement” or the “Agreement”, as the context may require), and the Agreement with respect to each such trade shall have the same effect as if a separate Participation Agreement had been entered into separately for such trade. With respect to the Transactions, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY

Agreement Date:	August 12, 2025
Trade Date:	August 12, 2025
Settlement Date:	August 12, 2025
Seller:	HPS Corporate Lending Fund, a Delaware statutory trust.
Buyer:	HLEND CLO 2025-4, LLC, a Delaware limited liability company.
Cash Purchase Amount:	As set forth in Section I. 12
Credit Agreement:	As set forth for each Transaction in Schedule I
Borrower:	As set forth for each Transaction in Schedule I
Purchase Amount(s):	As set forth for each Transaction in Schedule I
Tranche(s):	As set forth for each Transaction in Schedule I
CUSIP Number(s), if available:	As set forth for each Transaction in Schedule I
Delivery of Credit Documents:	Yes ☐	No ☒
Netting Arrangements:	Yes ☐	No ☒
Set-Off Applicable:	Yes ☐	No ☒
Collateral Annex Applicable:	Yes ☐	No ☒
Elevation:	Yes ☒	No ☐

A. DEFINITIONS

Capitalized terms used in this Master Participation Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions of this Agreement. Terms defined in the applicable Credit Agreement and not otherwise defined in this Agreement shall have the same meanings (with respect to the applicable Transaction) as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement (as it relates separately to each Transaction). If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

In this Agreement:

“Agent” means the administrative agent for a Loan under the applicable Credit Agreement with respect to each Transaction.

“Assignment” means an assignment of a Loan in accordance with the applicable Credit Agreement with respect to each Transaction.

“Buyer Purchase Price” select one:

☒	not applicable.

☐	means the purchase price payable by Buyer to Original Buyer pursuant to the Netting Letter (this applies if there are three (3) parties involved in the netting arrangement).

☐	means the purchase price payable by Buyer to Penultimate Buyer pursuant to the Netting Letter (this applies if there are four (4) or more parties involved in the netting arrangement).

“Elevation Required Consents” means any required consents to an assignment of a Loan in accordance with the applicable Credit Agreement with respect to a Transaction.

“Elevation Transfer Fee” means any required fee in connection with an assignment of a Loan in accordance with the applicable Credit Agreement with respect to a Transaction.

“Loans” each loan set forth on Schedule I for each Transaction.

“Netting Letter” select one:

☒	not applicable.

☐	means that certain Multilateral Netting Agreement in the form currently published by the LSTA dated on or as of the Agreement Date among Seller, Buyer [and] [,] Original Buyer [, Penultimate Buyer] and [describe any other parties to the Netting Letter]].

“Original Buyer” select one:

☒	not applicable.

☐	means [specify original buyer in the netting arrangement].

“Participation Required Consents” means any required consents to a participation of a Loan in accordance with the applicable Credit Agreement with respect to a Transaction.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to Seller in connection with the assignment by Buyer of all or any portion of the Participation, subject to Section 10.1 of the Standard Terms.

“Penultimate Buyer” select one:

☒	not applicable.

☐	none (“none” is applicable if there are only three (3) parties involved in the netting arrangement).

means [ ].

“Purchased Interest Amount” means an amount to be determined as of the Settlement Date equal to any interest and accruing ordinary course fees (such as commitment, facility, letter of credit and other similar fees) that are paid in connection with the Loans and commitments (if any) pursuant to the Credit Documents that will be purchased by Buyer as of the Settlement Date.

“Seller Purchase Price” select one:

☒	not applicable.

☐	means the purchase price payable by Original Buyer to Seller pursuant to the Netting Letter.

“Transferred Rights” means (i) all of Seller’s rights in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Loans and commitments (if any), including without limitation any letters of credit, Guarantees, and swingline loans included in the Loans (excluding, however, the Retained Interest, if any, but, including any Purchased Interest Amount); and (ii) to the extent relating to the rights set forth in the preceding clause (i) and permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Seller in its capacity as a Lender against any Entity, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity.

B. SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

If “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary, Buyer represents and warrants that it (i) was not a Lender on the Trade Date and (ii) requested copies of the Credit Documents from Seller on or prior to the Trade Date.

C. SECTION 8 (DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1. Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions: HLEND CLO 2025-4, LLC

Bank: [***]

ABA #: [***]

Account #: [***]

A/C#: [***]

Reference: [***]

Seller’s Wire Instructions: HPS Corporate Lending Fund

Bank: [***]

ABA #: [***]

Account #: [***]

A/C#: [***]

Reference: [***]

C.2. Section 8.8 (Set-Off).

If “Yes” is specified opposite “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.8 shall apply.

D. SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

HLEND CLO 2025-4, LLC

c/o HPS Corporate Lending Fund

40 West 57th Street

New York, NY 10019

Attention: General Counsel

Email: legal-review@hpspartners.com

Seller’s Address for Notices and Delivery:

HPS Corporate Lending Fund

40 West 57th Street

New York, NY 10019

Attention: General Counsel

Email: legal-review@hpspartners.com

E. SECTION 10 (FURTHER TRANSFERS)

E.1. Select one:

☒	There is no Participation Transfer Fee.

☐	There is a Participation Transfer Fee, in the amount of $/£/€ __________.

E.2. If an Affiliate of Buyer that is a buyer under a participation agreement with Seller entered into as of the same day as this Agreement makes a Pre-Elevation Transfer (whether or not such transfer is so defined under such participation agreement) of loans and commitments (if any) under the Credit Documents subject to such participation agreement on the same day as Buyer, on substantially similar documents and to the same Entity as Buyer:

☐	Buyer and such Affiliate(s) of Buyer shall pay only one Participation Transfer Fee.

☐	Buyer and each such Affiliate of Buyer shall pay a separate Participation Transfer Fee in respect of each such Pre-Elevation Transfer.

☒	Not applicable (there is no Participation Transfer Fee).

E.3. Section 10.1 Right of Buyer to sell subparticipations:

☒	Buyer may sell subparticipations in respect of the Transferred Rights without Seller’s prior consent. Section 10.1(b) of the Standard Terms will apply.

☐	Buyer may not sell subparticipations in respect of the Transferred Rights

F. SECTION 11 (VOTING)

F.1. ”Voting” select one:

☒	Buyer shall have voting rights with respect to the Transferred Rights, subject to Section 11.1(a) of the Standard Terms.

☐	Buyer shall have no voting rights in respect of the Transferred Rights, subject to Section 11.1(b) of the Standard Terms, except with respect to the following matters:

F.2. For purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms:

☐	the interests or claims held by Seller for its own account shall be counted;

☒	the interests or claims held by Seller for its own account shall not be counted;

☐	Not applicable;

AND

☐	the interests or claims held by Affiliates of Seller shall be counted.

☒	the interests or claims held by Affiliates of Seller shall not be counted (it being understood that, for this purpose, Seller and Buyer shall be deemed not to be Affiliates).

☐	Not applicable;

G. SECTION 15 (ELEVATION)

G.1. Select one:

☐	There is no Elevation Transfer Fee.

☒	The Elevation Transfer Fee shall be paid by Buyer as follows:

	☐	The Elevation Transfer Fee shall be paid by Seller to the Agent and Buyer shall reimburse Seller in an amount equal to

		☐	one-half thereof.

		☐	[other relevant fraction or percentage] _____ thereof

	☒	The Elevation Transfer Fee shall be paid by Buyer to the Agent and Seller shall reimburse Buyer in an amount equal to

		☐	one-half thereof (which amount may be pre-funded on the date hereof through a credit to the Purchase Price with respect to each Transaction).

		☒	0% thereof.

G.2. If “No” is specified opposite “Elevation” in the Transaction Summary, then select one:

☐	No Elevation shall be permitted unless requested by Seller and otherwise subject to Section 15.

☐	Subject to Section 15, Seller may at any time request an Elevation and Buyer may request an Elevation only in the following circumstances:

H. [RESERVED]

I. SECTION 31 (FURTHER PROVISIONS)

I.1. Representations, Warranties and Covenants of Seller. In addition to the representations, warranties and agreements of Seller set forth in the Standard Terms, Seller hereby makes the representations and warranties set forth on Schedule III hereto to Buyer.

I.2. [Reserved].

I.3. Elevation. Section 15 of the Standard Terms is hereby amended and restated as follows:

Subject to the terms and provisions of the Credit Agreements and any applicable law or regulation, each Party agrees to take such commercially reasonable actions as are necessary (including obtaining all Elevation Required Consents (if any)) to cause Buyer to become a Lender under the applicable Credit Agreement with respect to all Loans (an “Elevation”; and the date on which Buyer becomes a Lender under the Credit Agreement, the “Elevation Date”) as soon as reasonably practicable, and in any event within ninety (90) days of the Settlement Date. Without limitation to the foregoing, (i) upon the Elevation of any Loan, Seller shall deliver an assignment and the Credit Documents with respect to the related Collateral Obligation in its possession to or as directed by the Buyer, and (ii) Seller shall notify the agent bank and Borrower with respect to each Loan of the proposed Elevations on the date of this Agreement (except to the extent that it has provided any such notice prior to the date hereof).

Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16. At the time of Elevation, Buyer shall pay any applicable Elevation Transfer Fee pursuant to Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Seller’s obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

I.4. Grant of Security. Seller represents and warrants that, upon the disbursement of funds hereunder, Seller shall be the absolute owner of the Transferred Rights and the Transferred Rights will not be subject to any Encumbrance (other than the precautionary lien granted by the Seller to the Depositor pursuant to the Sale Agreement). It is the express intent of the Parties that, as of the Settlement Date, the Seller shall have sold to the Buyer, and the Buyer shall be the absolute owner of, the applicable Transferred Rights. Such sale shall be deemed an absolute sale for all purposes and not a grant of security. To secure its obligations under this Agreement, and in case any such sale were to be re-characterized as a grant of security, Seller hereby pledges, assigns and grants to Buyer, effective as of the Settlement Date, a continuing security interest in, lien on and right of set-off against, all of its right, title and interest (if any), whether now owned or hereafter acquired, in, to and under each Loan and the Transferred Rights subject to this Agreement and all proceeds thereof whether now existing or hereafter arising (collectively, the “Collateral”). Seller hereby represents that (x) the creation and perfection of the foregoing security interests by Seller are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action; and (y) the foregoing security interests constitute valid and (subject to the filing of a financing statement in accordance with the Uniform Commercial Code as in effect in the State of Delaware in the office of the Secretary of State of the State of Delaware) perfected first priority security interests in the Collateral securing the Seller’s obligations under this Agreement. Notwithstanding the foregoing grant, Seller acknowledges and agrees that it will not retain any beneficial or equitable interest in the Loans that are being transferred to Buyer pursuant to and are the subject of this Agreement.

I.5. Events of Default. Each of the following events will be an “Event of Default”:

(i)

the failure of Seller to comply with or perform any agreement or obligation to be complied with or performed by Seller in any material respect pursuant to this Agreement, which failure has not been cured within thirty (30) days (or two Business Days for a failure to deliver Distributions) of Seller having been so notified in writing by Buyer;

(ii)

a representation made or repeated or deemed to have been made or repeated by Seller in this Agreement proves to have been incorrect or misleading in any material respect (except for representations made which relate solely to an earlier point in time, which shall have been true and correct in all material respects when made, and such breach has not been cured within thirty (30) days of Seller having being so notified in writing by Buyer);

(iii)

Seller (a) is unable to pay its debts as they become due; (b) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (c) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (1) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (2) is not dismissed, discharged, stayed or restrained in each case within 45 days of the institution or presentation thereof; (d) has a resolution passed for its winding-up, official management or liquidation; (e) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (f) has a secured party (other than the Buyer)

take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 45 days thereafter; (g) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) through (f); or (h) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(iv)	Seller disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, its pledge of Collateral or its other obligations hereunder; or

(v)

Seller fails to comply with or perform any agreement or obligation to be complied with or performed by it pursuant to Section I.10 in any material respect, which failure has not been cured within five Business Days of the Seller having been so notified in writing by Buyer.

I.6. Remedies. Buyer may exercise (or cause its agents or co-agents, if any, to exercise), subject to this Agreement, any or all of the remedies available to it (or to such agents or co-agents) under this Agreement or applicable law. Notwithstanding the continuation of any Event of Default hereunder, Buyer shall not have the right to cause Seller to repurchase any Loan or to otherwise retroactively adjust any of the terms of transfer as a result of the performance of the Loans or as a result of the non-collectability of any amounts related to the Loans. The parties agree that the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary shall be the law of the State of New York. To the extent any other agreement previously executed applies to any of the collateral hereunder, the parties agree that it shall be amended hereby to incorporate the immediately preceding sentence.

I.7. Acknowledgment of Pledge; Third Party Beneficiaries; Assignment by Buyer. Seller and Buyer hereby acknowledge that (i) on the date hereof, Buyer has agreed to sell, transfer, assign, contribute or otherwise convey the Loans to HLEND CLO 2025-4 Investments, LLC (the “Depositor”), and the Depositor has agreed to sell, transfer, assign, contribute or otherwise convey the Loans to Buyer, in each case pursuant to the Sale and Contribution Agreement, dated as of the date hereof (the “Sale Agreement”), by and among Buyer, the Depositor and the Issuer, and Seller and Buyer are entering into this Agreement to facilitate the settlement of the transfer of the Loans pursuant to the Sale Agreement pending the receipt of any required consents to, and the effectiveness of, the assignment of each such Loan from Seller to the Depositor and from the Depositor to Buyer in accordance with the applicable underlying instruments; and (ii) the Issuer will pledge all of all of its right, title and interest in and under this Agreement to U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), for the benefit of the Secured Parties, in respect of that certain Indenture, dated as of the date hereof (the “Indenture”), to be entered into by Buyer, as issuer, and the Trustee, to which such security interest the Seller hereby expressly consents. The Trustee is an intended third-party beneficiary of this Agreement. Upon the enforcement of such security interest during an Event of Default (as defined in the Indenture), Seller agrees to perform its obligations hereunder as instructed by the Trustee for the benefit of the

Secured Parties, and the Trustee for the benefit of the Secured Parties shall be an express third-party beneficiary of this Agreement for such purpose. The Trustee, for the benefit of the Secured Parties, under the Indenture may, after and during an Event of Default under the Indenture, enforce the obligations of Seller hereunder on behalf of Buyer without joinder of the Buyer. Buyer may not assign any or all of its respective rights and obligations under this Agreement to any person without the prior written consent of the Trustee, subject to the provisions of the Indenture.

I.8. [Reserved].

I.9. Limited Recourse of Seller Against Buyer. Notwithstanding anything herein to the contrary, the parties acknowledge that the rights of recourse of Seller against Buyer shall be from time to time and at any time limited to the remaining amounts from time to time available and comprising the assets of Buyer available at such time having satisfied or provided for all other prior ranking liabilities of Buyer. Accordingly, Seller shall have no claim or recourse against Buyer in respect of any amount which is or remains unsatisfied after the application of the funds comprising such assets of Buyer and/or representing the proceeds of realization thereof and any remaining obligation to pay any further unsatisfied amounts shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing to Seller against any officer, member, director, partner, employee, security holder or incorporator of Buyer or its successors or assigns. No action may be brought against any officer, member, director, partner, employee, security holder or incorporator of Buyer personally. Seller agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of Buyer or any other bankruptcy or insolvency proceedings with respect to Buyer until one year and one day (or, if longer, the preference period then in effect) after payment of all Obligations under the Indenture. This Section shall survive termination of this Agreement.

I.10. Agreements of Seller. Seller hereby agrees: (i) not to consent to or otherwise cause Seller to wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with its terms; and (ii) to manage Seller’s rights related to record ownership of the Loans and the Transferred Rights for the benefit of Buyer in a manner consistent with that of similarly situated institutional asset managers providing similar management services, applicable law, this Agreement and any Credit Agreement.

I.11. [Reserved].

I.12. Payment of Purchase Price. On the Settlement Date, Buyer shall pay Seller, with respect to any Loan, an amount equal to the fair market value for such Loan as agreed by Buyer and Seller on the Settlement Date; provided, that to the extent the amount received in cash by Seller is less than the fair market value of the applicable Loans as of the Settlement Date with respect thereto, such difference will be deemed to be a contribution from Seller to the Depositor, and from the Depositor to Buyer, pursuant to and in accordance with the Sale Agreement (the amount actually paid in cash hereunder being referred to as the “Cash Purchase Amount”).

I.13. Treatment of Transfer. After each Settlement Date with respect to any Loan, the Seller shall record in the Seller’s books and records the fact that the Seller is no longer the beneficial owner of such Loan and, after the relevant Elevation Date with respect to any Loan, the Seller shall record in the Seller’s books and records the fact that the Seller is no longer the record owner or beneficial owner of such Loan.

I.14. Amendment and Waiver. Without limitation to the requirements of the Standard Terms, this Agreement may not be amended or modified, and Buyer may not waive any rights hereunder, other than in accordance with the Indenture.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers or representatives as of the Agreement Date.

SELLER:

HPS CORPORATE LENDING FUND

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name:	Edward Dale
Title:	Managing Director

[Signature pages continued on next page]

[Signature pages continued from previous page]

BUYER

HLEND CLO 2025-4, LLC,

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name:	Edward Dale
Title:	Managing Director

SCHEDULE I – TRANSACTION DETAILS FOR EACH PARTICIPATION

[Intentionally Omitted]

Schedule II – Standard Terms

[Intentionally Omitted]

Schedule III – Representations and Warranties of Seller

[Intentionally Omitted]